Exhibit 3.60

RECEIVED
STATE OF TENNESSEE 4D

2011 JUN 10 PM 2:53
TRE HARGETT
SECRETARY OF STATE

6983-0438

State of Tennessee

Department of State
Corporate Filings
312 Eighth Avenue North
6th Floor, William R. Snodgrass Tower
Nashville, TN 37243

ARTICLES OF ORGANIZATION (LIMITED LIABILITY COMPANY)

(For use on or after 7/1/2006)

For Office Use Only

The Articles of Organization presented herein are adopted in accordance with the provisions of the Tennessee Revised Limited Liability Company Act.

1. The name of the Limited Liability Company is: Campbell County HMA, LLC

(NOTE: Pursuant to the provisions of TCA §48-249-106, each limited Liability Company name must contain the words "Limited Liability Company" or the abbreviation "LLC" or "L.L.C.")

2. The name and complete address of the Limited Liability Company's initial registered agent and office located in the state of Tennessee is:

C T Corporation System
(Name)

800 S. Gay Street, Suite 2021 — Knoxville — TN 37929
(Street address) — *(City)* — *(State/Zip Code)*

Knox
(County)

3. The Limited Liability Company will be: ***(NOTE: PLEASE MARK APPLICABLE BOX)***

☐ Member Managed ☒ Manager Managed ☐ Director Managed

4. Number of Members at the date of filing, if more than six (6): ______________ .

5. If the document is not to be effective upon filing by the Secretary of State, the delayed effective date and time is: (Not to exceed 90 days)

Date: ______________ , ______________ Time: ______________

6. The complete address of the Limited Liability Company's principal executive office is:

5811 Pelican Bay Blvd, Suite 500 — Naples — FL 34108
(Street Address) — *(City)* — *(State/County/Zip Code)*

7. Period of Duration if not perpetual: ______________

8. Other Provisions:

9. THIS COMPANY IS A NONPROFIT LIMITED LIABILITY COMPANY (Check if applicable) ☐

June 8, 2011
Signature Date

[signature]
Signature

Organizer
Signer's Capacity (if other than individual capacity)

Timothy R. Parry
Name (printed or typed)

SS-4270 (Rev. 05/06) Filing Fee: $50 per member (minimum fee = $300, maximum fee = $3,000) RDA 2458

TN043 - 02/01/2008 C T System Online